UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2006

CITIZENS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	2-96144	55-0666598
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Third Street, Elkins, West Virginia	26241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 636-4095

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 11, 2006, the Board of Directors of Citizens Financial Corp. voted to amend Article II, Section 2.2 of its bylaws and to add Article II Section 2.2.1. These changes were made to establish the position of Vice Chairman of the Board who will preside at meetings in the absence of the Chairman. These sections will now read as follows:

Section 2.2 – Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders, the Board of Directors, and the Executive Committee except in his/her absence the Vice Chairman shall preside, or, in the absence of the Vice Chairman, the Board of Directors shall appoint an acting chairperson to preside. The Chairman of the Board of Directors shall participate in all matters concerning future planning of the corporation and shall have the authority to call meetings of the Board of Directors or Executive Committee which exclude the attendance of any officer members.

Section 2.2.1 – Vice Chairman of the Board. The Vice Chairman of the Board of Directors shall be a member of the Board of Directors who shall be authorized, in the absence of the Chairman, to perform all acts and duties of the Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Citizens Financial Corp.

4/11/06

/s/ Thomas K. Derbyshire
Thomas K. Derbyshire
Vice President, Treasurer
Principal Financial